AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 6th day of December, 2012, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Accounting Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Exhibit K attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees and the funds of a series of the Trust; and

WHEREAS, Section 10 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Amended Exhibit K attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

6/2012 - PIA

Amended Exhibit K to the
Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series
PIA BBB Bond Fund
PIA MBS Bond Fund
PIA Short-Term Securities Fund
PIA Moderate Duration Bond Fund
PIA High Yield Fund
PIA High Yield (MACS) Fund
PIA Short Duration Bond Fund
PIA Funds – BBB, MBS & High Yield (MACS) Funds FUND ACCOUNTING SERVICES - FEE SCHEDULE – at December, 2012

Annual Fund Accounting Fee Per Fund*
Base fee on the first $___ million plus - ___
___ basis points on $___ million to $___ million
___ basis points on $___ million to $___ million
___ basis point on $___ million and over

Additional Share Class per Fund*
$___ per year for each additional share class

Advisor Information Source Web Portal
•   $___ /fund/month
•   $___ /fund/month for clients using an external administration service

Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
    •  Pricing Services
       •   $___  Domestic and Canadian Equities
       •   $___  Options
       •   $___  Corp/Gov/Agency Bonds
       •   $___  CMO's
       •   $___  International Equities and Bonds
       •   $___  Municipal Bonds
       •   $___  Money Market Instruments
       •   $___ /Fund/Month - Mutual Fund Pricing
       •   $___/Foreign Equity Security/Month for Corporate Action Service
       •   $___/Domestic Equity Security/Month for Corporate Action Service
       •   $___ /Month Manual Security Pricing (>10/day)
    •  Factor Services (BondBuyer)
       •   $___ /CMO/Month
       •   $___  /Mortgage Backed/Month
       •   $___ /Month Minimum Per Fund Group
    •  Fair Value Services (FT Interactive)
       •   $___ on the first ___ securities per day
       •   $___ on the balance of securities per day

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.
Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

6/2012-PIA

Amended Exhibit K (continued) to the
Advisors Series Trust Fund Accounting Servicing Agreement

PIA Funds – Short-Term Securities, Moderate Duration, High Yield & Short Duration Bond Funds FUND ACCOUNTING SERVICES FEE SCHEDULE – at December, 2012

Annual Fund Accounting Fee Per Fund*
Base fee on the first $___ million plus - $___
___ basis points on $___ million to $___ million
___ basis points on $___ million to $___ million
___ basis point on $___ million and over

Additional Share Class per Fund*
$___ per year for each additional share class

Advisor Information Source Web Portal
•   $___ /fund/month
•   $___ /fund/month for clients using an external administration service

Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
     •  Pricing Services
       •   $___  Domestic and Canadian Equities
       •   $___  Options
       •   $___  Corp/Gov/Agency Bonds
       •   $___  CMO's
       •   $___  International Equities and Bonds
       •   $___  Municipal Bonds
       •   $___  Money Market Instruments
       •   $___ /Fund/Month - Mutual Fund Pricing
       •   $___/Foreign Equity Security/Month for Corporate Action Service
       •   $___/Domestic Equity Security/Month for Corporate Action Service
       •   $___ /Month Manual Security Pricing (>10/day)
    •  Factor Services (BondBuyer)
       •   $___ /CMO/Month
       •   $___  /Mortgage Backed/Month
       •   $___ /Month Minimum Per Fund Group
    •  Fair Value Services (FT Interactive)
       •   $___ on the first ___ securities per day
       •   $___ on the balance of securities per day

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the two fee schedules above.

PACIFIC INCOME ADVISERS, INC.

By:  /s/ Thad M. Brown

Printed Name: Thad M. Brown

Title:       COO                                                                                                                                                                             Date:         8/16/13

6/2012-PIA